UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 9, 2010

ALLSCRIPTS-MISYS HEALTHCARE SOLUTIONS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-32085	36-4392754
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

222 Merchandise Mart Plaza, Suite 2024, Chicago, Illinois 60654

(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (312) 506-1200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Agreement and Plan of Merger

On June 9, 2010, Allscripts-Misys Healthcare Solutions, Inc., a Delaware corporation (“Allscripts”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Eclipsys Corporation, a Delaware corporation (“Eclipsys”), and Arsenal Merger Corp., a Delaware corporation and wholly owned subsidiary of Allscripts (“Merger Sub”). The Merger Agreement provides that, upon the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub will merge with and into Eclipsys, with Eclipsys surviving as a wholly owned subsidiary of Allscripts (the “Merger”).

Subject to the terms and conditions of the Merger Agreement, which has been approved and adopted by boards of directors of both Allscripts and Eclipsys, at the effective time of the Merger (the “Effective Time”), each share of Eclipsys common stock, par value $0.01 per share (“Eclipsys Common Stock”), issued and outstanding immediately prior to the Effective Time, other than those shares owned by Allscripts, Eclipsys or any of their respective subsidiaries, will be converted into the right to receive 1.2 shares (the “Exchange Ratio”) of Allscripts common stock, par value $0.01 per share (“Allscripts Common Stock”).

Allscripts and Eclipsys have made customary representations, warranties and covenants in the Merger Agreement, including, among others, mutual covenants to conduct their respective businesses in the ordinary course during the period between the execution of the Merger Agreement and completion of the Merger, and mutual covenants to not (i) solicit or knowingly encourage inquiries or proposals relating to alternative business combination transactions, (ii) enter into any agreement, discussions or negotiations with respect to an alternative business combination transaction, (iii) approve or recommend an alternative business combination transaction or (iv) provide any non-public information in connection with any alternative business combination transaction, subject to certain exceptions.

Completion of the Merger is also subject to certain conditions, including (i) adoption of the Merger Agreement by Eclipsys’ stockholders, (ii) approval of the issuance of Allscripts Common Stock in connection with the Merger (the “Allscripts Share Issuance”) by Allscripts’ stockholders, (iii) expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act and (iv) closing of the Coniston Transactions (described below). The Merger Agreement also provides for certain termination rights for both Allscripts and Eclipsys, including the right of either party to terminate the Merger Agreement if the Merger has not been completed on or prior to December 16, 2010. Upon termination of the Merger Agreement under specified circumstances, Allscripts or Eclipsys, as the case may be, may be required to reimburse the other’s transaction expenses related to the Merger up to $5 million, or pay to the other a termination fee of approximately $17.7 million or $40 million, depending on the date on which the Merger Agreement is terminated and the reasons for termination.

The Merger is intended to qualify as a reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended.

The foregoing summary of the Merger Agreement is qualified in its entirety by the terms and conditions of the Merger Agreement, which is filed as Exhibit 2.1 to this report and is incorporated herein by reference.

Framework Agreement

On June 9, 2010, Allscripts entered into a Framework Agreement (the “Framework Agreement”) with Misys plc, a public limited company formed under the laws of England and Wales (“Misys”), and Eclipsys, solely as a third party beneficiary of certain provisions of the Framework Agreement. Pursuant to the Framework Agreement, Allscripts and Misys agreed, among other things and subject to certain conditions, to reduce Misys’ existing indirect ownership interest in Allscripts. As of June 8, 2010, Misys held indirectly 79.8 million shares of Allscripts Common Stock, representing approximately 54.5% of the aggregate voting power of Allscripts’ capital stock. Upon completion of the Coniston Transactions described below and in the event Misys elects to exercise its right to require Allscripts to repurchase shares from Misys after the closing of the Merger pursuant to the Contingent Share Repurchase described below, Misys’ equity stake in Allscripts is expected to be approximately 8%.

Subject to the terms and conditions of the Framework Agreement, Misys and Allscripts have agreed that:

•

100% of the issued and outstanding shares of an indirect subsidiary of Misys (“Newco”), which will hold 61.3 million shares of Allscripts Common Stock, will be transferred to Allscripts in exchange for 61.3 million newly issued shares of Allscripts Common Stock (such shares being referred to as the “Exchange Shares” and the transaction described in this bullet being referred to as the “Exchange”);

•

Allscripts will repurchase from Misys or from one or more of its indirect subsidiaries 24.4 million Exchange Shares at an aggregate purchase price of $577.4 million (the “Share Repurchase”), which includes a payment of a premium of $117.4 million in connection with the sale by Misys of its controlling interest in Allscripts;

•	Misys, directly or through one or more of its subsidiaries, will sell additional shares of Allscripts Common Stock in an underwritten secondary public offering (the “Secondary Offering”); and

•

if the Merger is completed, Misys will have the right to require that Allscripts repurchase from Misys or from one or more of its indirect subsidiaries approximately 5.3 million additional shares of Allscripts Common Stock at an aggregate purchase price of $101.6 million (the “Contingent Share Repurchase”), which right may be exercised for up to 10 days after the closing of the Merger.

The Exchange, Share Repurchase and Secondary Offering are referred to as the “Coniston Transactions.”

The closing of the Coniston Transactions is subject to certain conditions, including (i) approval of the Coniston Transactions by the shareholders of Misys, (ii) the sale of no fewer than 36 million shares of Allscripts Common Stock in the Secondary Offering at a public offering price of no less than $16.50 per share and (iii) completion of the financing contemplated by the Commitment Letter (described below). The Framework Agreement also provides for certain termination rights for both Allscripts and Misys, including the right of either party to terminate the Framework Agreement if the closing of the Coniston Transactions has not been completed on or prior to December 9, 2010.

In addition, pursuant to the terms of the Framework Agreement, Misys has also agreed to approve, by written consent, certain amendments to Allscripts’ Second Amended and Restated Certificate of Incorporation that would (i) increase the total number of shares of stock of all classes that Allscripts is authorized to issue from 200,000,000 to 350,000,000, (ii) upon the closing of the Coniston Transactions, change the name of Allscripts from “Allscripts-Misys Healthcare Solutions, Inc.” to “Allscripts Healthcare Solutions, Inc.”, eliminate the ability of Allscripts stockholders to act by written consent and elect that Allscripts be governed by Section 203 of the DGCL, among other things, and (iii) establish certain committee structures to implement certain agreements in the Merger Agreement and the Amended and Restated Relationship Agreement (described below) related to the board of directors of Allscripts.

The Framework Agreement also provides that, in connection with potential contingent tax exposures relating to the structuring of the transactions, Misys will fully indemnify Allscripts for transaction taxes imposed on Allscripts as a result of Allscripts’ acquisition of Newco in connection with the Exchange. Misys will provide a bank guarantee in the amount of $168 million to secure this indemnification obligation. In addition, KPMG, LLP has issued an opinion to the board of directors of Allscripts that the Exchange will not be taxable. Misys will also fully indemnify Allscripts for historical taxes imposed on Newco for periods prior to the closing of the Coniston Transactions, and will provide a $45 million bank guarantee to secure this indemnification obligation.

The Framework Agreement also provides that, upon the completion of the Exchange and the Share Repurchase, Allscripts and Misys will amend and restate the Relationship Agreement entered into on March 17, 2008 (as amended on August 14, 2008 and January 5, 2009). Under the existing Relationship Agreement, Misys is entitled to nominate six out of the ten members of Allscripts’ board of directors, including the chairman of the board. When Allscripts and Misys enter into the Amended and Restated Relationship Agreement, Misys will be entitled to nominate two directors, which will be permanently reduced to one director if at any time Misys owns less than 15.5 million shares of Allscripts Common Stock, and which right will be permanently eliminated if at any time Misys owns less than 5.0% of the then outstanding shares of Allscripts Common Stock. The Amended and Restated Relationship Agreement will also contain a customary standstill provision, restricting Misys’ ability to acquire Allscripts securities for a period of five years after the closing of the Coniston Transactions. In addition, for a period of eighteen months after the closing of the Coniston Transactions, Misys would be obligated, subject to certain exceptions, to not deploy, sell, license or market any electronic medical health record or physician practice management software, related applications or solutions in any country in the world where Allscripts is conducting such operations on the date of the Framework Agreement, or utilize the name Misys or any trade name, trademark, brand name, domain name or logo containing or associated with the name Misys in connection with any healthcare information technology solutions.

In connection with the Coniston Transactions, Allscripts has signed a commitment letter (the “Commitment Letter”) with JPMorgan Chase Bank, N.A., Barclays Bank PLC, UBS Loan Finance LLC and certain of their affiliates for a $570 million senior secured term loan facility and a $150 million senior secured revolving facility, each of which is expected to close upon the closing of the Coniston Transactions. Allscripts expects to use the proceeds from these facilities, as well as cash on hand, to finance the Share Repurchase and the Contingent Share Repurchase, to pay certain fees and expenses in connection with the Merger and the transactions contemplated by the Framework Agreement, and to finance the working capital needs and general corporate purposes of Allscripts and its subsidiaries.

The foregoing summaries of the Framework Agreement and the Commitment Letter are qualified in their entirety by the terms and conditions of the Framework Agreement and the Commitment Letter, which are filed as Exhibits 10.1 and 10.2 to this report, respectively, and are incorporated herein by reference.

Registration Rights Agreement

In connection with the Framework Agreement, Allscripts also entered into a registration rights agreement with Misys and two of its wholly owned subsidiaries (the “Registration Rights Agreement”), which provides that for so long as Misys holds at least 5% of the then outstanding number of shares of Allscripts Common Stock, Misys will have the right to require Allscripts, on not more than three occasions, to file a registration statement under the federal securities laws registering the sale of all or a portion of the shares of Allscripts Common Stock owned by Misys that are not otherwise freely tradable. Allscripts has the right to defer the filing of such registration statement if doing so would impede any material transaction involving Allscripts, adversely affect any financing contemplated by Allscripts or require disclosure of any material non-public information that, if disclosed at such time, would be harmful to the interests of Allscripts or its stockholders. For a period of three years after the date of the Registration Rights Agreement, Allscripts also agreed to allow Misys to participate in any registration statement proposed to be effected by Allscripts, subject to restrictions in the event that Misys’ participation would adversely affect Allscripts’ registration.

The foregoing summary of the Registration Rights Agreement is qualified in its entirety by the terms and conditions of the Registration Rights Agreement, which is filed as Exhibit 10.3 to this report and is incorporated herein by reference.

Voting Agreements

In connection with the execution of the Merger Agreement, Allscripts and Eclipsys entered into a voting agreement with Misys and certain of Misys’ subsidiaries (the “Misys Voting Agreement”) pursuant to which Misys and certain of its subsidiaries agreed to cause 15.5 million shares of Allscripts Common Stock owned or held by such Misys subsidiaries in the aggregate to be present at the Allscripts stockholders meeting and voted in favor of the Allscripts Share Issuance and other matters to be approved by the stockholders of Allscripts to facilitate the Allscripts Share Issuance. Further, to the extent that 35% of the outstanding shares of Allscripts Common Stock would not be present at the Allscripts stockholders meeting, Misys agreed under the Misys Voting Agreement to cause an additional number of Allscripts Common Stock owned or held by such Misys subsidiaries to be present at the Allscripts stockholders meeting in order to cause 35% of the outstanding shares of Allscripts Common Stock to be present at such meeting. The Misys Voting Agreement provides that such additional shares of Allscripts Common Stock are to be voted for and against, abstained from voting or not voted, with respect to the Allscripts Share Issuance, and other matters to be approved by the stockholders of Allscripts to facilitate the Allscripts Share Issuance, in the same proportion as the shares of Allscripts Common Stock not held by Misys and its affiliates are voted for and against, abstained from voting or not voted, respectively. Additionally, Misys has made covenants in the Misys Voting Agreement to not (i) solicit or knowingly encourage inquiries or proposals relating to any transaction that is an alternative to the Merger or the Coniston Transactions, (ii) enter into any agreement, discussions or negotiations with respect to any transaction that is an alternative to the Merger or the Coniston Transactions, (iii) approve or recommend any transaction that is an alternative to the Merger or the Coniston

Transactions or (iv) provide any non-public information in connection with any transaction that is an alternative to the Merger or the Coniston Transactions, subject to certain exceptions.

In addition, Allscripts entered into voting agreements with certain directors of Eclipsys and Eclipsys entered into voting agreements with certain directors of Allscripts, pursuant to which such directors have agreed to vote their shares of Eclipsys Common Stock or Allscripts Common Stock, as applicable, in favor of the Allscripts Share Issuance or the Merger, as applicable.

In connection with the Framework Agreement, Misys entered into a voting agreement (the “ValueAct Voting Agreement”) with ValueAct Capital Master Fund L.P. (“ValueAct”), a stockholder of Misys, with Allscripts and Eclipsys entering into such agreement solely as third party beneficiaries, pursuant to which ValueAct has agreed, among other things, to vote its shares of Misys (approximately 25.7% of Misys’ outstanding shares) at the Misys general meeting in support of the transactions contemplated by the Framework Agreement.

The foregoing summaries of the Misys Voting Agreement and the ValueAct Voting Agreement are qualified in their entirety by the terms and conditions of such voting agreements, which are filed as Exhibits 10.4 and 10.5 to this report, respectively, and are incorporated herein by reference.

The Merger Agreement and the Framework Agreement, which have been included to provide investors with information regarding their terms, contain representations and warranties of Allscripts, Eclipsys, Misys and Merger Sub. The Merger Agreement and the Framework Agreement are not intended to provide any other factual information about Allscripts, Eclipsys, Misys or Merger Sub. The assertions embodied in those representations and warranties were made for purposes of the Merger Agreement and the Framework Agreement, as the case may be, and are subject to qualifications and limitations agreed to by the respective parties in connection with negotiating the terms of the Merger Agreement and the Framework Agreement. In addition, certain representations and warranties were made as of a specific date, may be subject to a contractual standard of materiality different from what might be viewed as material to stockholders, or may have been used for purposes of allocating risk between the respective parties rather than establishing matters as facts. Accordingly, investors should not rely on the representations and warranties in the Merger Agreement or the Framework Agreement as characterizations of the actual state of facts about Allscripts, Eclipsys, Misys or Merger Sub. Investors should read the Merger Agreement and the Framework Agreement, together with the other information concerning Allscripts, Eclipsys and Misys that each company publicly files in reports and statements with the SEC.

Amendment of Shared Services Agreement

On June 9, 2010, Allscripts and Misys entered into an Extension and Amendment Agreement to the Shared Services Agreement (the “Shared Services Amendment”), which (i) extends the term of the existing Shared Services Agreement dated as of March 1, 2009 between Allscripts and Misys until the earlier of June 9, 2011 and the closing of the Coniston Transactions, and (ii) provides for certain amendments to the services to be provided and the terms of service.

The foregoing summary of the Shared Services Amendment is qualified in its entirety by the terms and conditions of the Shared Services Amendment, which is filed as Exhibit 10.6 to this report and is incorporated herein by reference.

Item 2.02	Results of Operations and Financial Condition

On June 9, 2010, Allscripts issued a joint press release with Eclipsys announcing the execution of the Merger Agreement and preliminary financial results for Allscripts for fiscal 2010. A copy of the joint press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

The information contained in, or incorporated into, this Item 2.02, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any registration statement or other filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference to such filing.

Item 7.01	Regulation FD Disclosure.

On June 9, 2010, Allscripts issued a joint press release with Eclipsys announcing the execution of the Merger Agreement. A copy of the joint press release is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

The information contained in, or incorporated into, this Item 7.01, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any registration statement or other filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference to such filing. This Report will not be deemed an admission as to the materiality of any information in this Report that is being disclosed pursuant to Regulation FD.

Important Information for Investors and Stockholders

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. This communication is being made in respect of the proposed merger transaction involving Allscripts-Misys Healthcare Solutions, Inc. (“Allscripts”) and Eclipsys Corporation (“Eclipsys”). In connection with the proposed transaction, Allscripts will file with the SEC a registration statement on Form S-4 and Allscripts and Eclipsys will mail a joint proxy statement/prospectus/information statement to their respective stockholders. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, INVESTORS AND STOCKHOLDERS ARE URGED TO READ CAREFULLY IN THEIR ENTIRETY THE JOINT PROXY STATEMENT/PROSPECTUS/INFORMATION STATEMENT REGARDING THE PROPOSED TRANSACTION AND ANY OTHER RELEVANT DOCUMENTS FILED BY EITHER ALLSCRIPTS OR ECLIPSYS WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. The final joint proxy statement/prospectus/information statement will be mailed to Allscripts’ and Eclipsys’ stockholders. Investors and stockholders of Allscripts and Eclipsys will be able to obtain a free copy of the joint proxy statement/prospectus/information statement, as well as other filings containing information about Allscripts and Eclipsys, without charge, at the website maintained by the SEC (http://www.sec.gov). Copies of the joint proxy statement/prospectus/information statement and the filings with the SEC that will be incorporated by reference in the joint proxy statement/prospectus/information statement can also be obtained, without charge, on the investor relations portion of Allscripts’ website (www.allscripts.com) or the investor relations portion of Eclipsys’ website (www.eclipsys.com) or by directing a request to Allscripts’ Investor Relations Department at 222 Merchandise Mart Plaza, Suite 2024, Chicago, Illinois 60654, or to Eclipsys’ Investor Relations Department at Three Ravinia Drive, Atlanta, Georgia 30346.

Allscripts and its directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding Allscripts’ directors and executive officers is available in Allscripts’ proxy statement for its 2009 annual meeting of stockholders and Allscripts’ Annual Report on Form 10-K for the year ended May 31, 2009, which were filed with the SEC on August 27, 2009 and July 30, 2009, respectively. Eclipsys and its directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding Eclipsys’ directors and executive officers is available in Eclipsys’ proxy statement for its 2010 annual meeting of stockholders and Eclipsys’ Annual Report on Form 10-K for the year ended December 31, 2009, which were filed with the SEC on March 26, 2010 and February 25, 2010, respectively. Investors and stockholders can obtain free copies of these documents from Allscripts and Eclipsys using the contact information above. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the joint proxy statement/prospectus/information statement and other relevant materials to be filed with the SEC when they become available.

Forward-Looking Statements

This communication contains forward-looking statements within the meaning of the federal securities laws. Statements regarding the benefits of the proposed transaction, including future financial and operating results, the combined company’s plans, objectives, expectations and intentions, platform and product integration, the connection and movement of data among hospitals, physicians, patients and others, merger synergies and cost savings, client attainment of “meaningful use” and accessibility of federal stimulus payments, enhanced competitiveness and accessing new client opportunities, market evolution, the benefits of the combined companies’ products and services, the availability of financing, future events, developments, future performance, as well as management’s expectations, beliefs, intentions, plans, estimates or projections relating to the future are forward-looking statements within the meaning of these laws. These forward-looking statements are subject to a number of risks and uncertainties, some of which are outlined below. As a result, no assurances can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do so, what impact they will have on the results of operations or financial condition of Allscripts, Eclipsys or the combined company or the proposed transaction.

Such risks, uncertainties and other factors include, among other things: the ability to obtain governmental approvals of the merger on the proposed terms and schedule contemplated by the parties; the failure of Eclipsys’ stockholders to approve the Merger Agreement; the failure of Allscripts’ stockholders to approve the issuance of shares in the merger; the possibility that the proposed transaction does not close, including due to the failure to satisfy the closing conditions; the possibility that the expected synergies, efficiencies and cost savings of the proposed transaction will not be realized, or will not be realized within the expected time period; potential difficulties or delays in achieving platform and product integration and the connection and movement of data among hospitals, physicians, patients and others; the risk that the contemplated financing is unavailable; the risk that the Allscripts and Eclipsys businesses will not be integrated successfully; disruption from the proposed transaction making it more difficult to maintain business and operational relationships; competition within the industries in which Allscripts and Eclipsys operate; failure to achieve certification under the Health Information Technology for Economic and Clinical Health Act could result in increased development costs, a breach of some customer obligations and could put Allscripts and Eclipsys at a competitive disadvantage in the marketplace; unexpected requirements to achieve interoperability certification pursuant to the Certification Commission for Healthcare Information Technology could result in increased development and other costs for Allscripts and Eclipsys; the volume and timing of systems sales and installations, the length of sales cycles and the installation process and the possibility that Allscripts’ and Eclipsys’ products will not achieve or sustain market acceptance; the timing, cost and success or failure of new product and service introductions, development and product upgrade releases; competitive pressures including product offerings, pricing and promotional activities; Allscripts’ and Eclipsys’ ability to establish and maintain strategic relationships; undetected errors or similar problems in Allscripts’ and Eclipsys’ software products; the outcome of any legal proceeding that has been or may be instituted against Allscripts, Misys plc or Eclipsys and others; compliance with existing laws, regulations and industry initiatives and future changes in laws or regulations in the healthcare industry, including possible regulation of Allscripts’ and Eclipsys’ software by the U.S. Food and Drug Administration; the possibility of product-related liabilities; Allscripts’ and Eclipsys’ ability to attract and retain qualified personnel; the implementation and speed of acceptance of the electronic record provisions of the American Recovery and Reinvestment Act of 2009; maintaining Allscripts’ and Eclipsys’ intellectual property rights and litigation involving intellectual property rights; risks related to third-party suppliers and Allscripts’ and Eclipsys’ ability to obtain, use or successfully integrate third-party licensed technology; and breach of Allscripts’ or Eclipsys’ security by third parties. See Allscripts’ and Eclipsys’ Annual Reports on Form 10-K and Annual Reports to Stockholders for the fiscal years ended May 31, 2009 and December 31, 2009, respectively, and other public filings with the SEC for a further discussion of these and other risks and uncertainties applicable to Allscripts’ and Eclipsys’ respective businesses. The statements herein speak only as of their date and neither Allscripts nor Eclipsys undertakes any duty to update any forward-looking statement whether as a result of new information, future events or changes in their respective expectations.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated June 9, 2010, by and among Allscripts-Misys Healthcare Solutions, Inc., Arsenal Merger Corp. and Eclipsys Corporation

10.1	Framework Agreement, dated as of June 9, 2010, by and among Allscripts-Misys Healthcare Solutions, Inc. and Misys plc, with Eclipsys Corporation as a third party beneficiary

10.2	Commitment Letter from JPMorgan Chase Bank, N.A., dated as of June 9, 2010

10.3	Registration Rights Agreement, dated as of June 9, 2010, by and among Misys plc, Kapiti Limited, Act Sigmex Limited and Allscripts-Misys Healthcare Solutions, Inc.

10.4	Voting Agreement, dated as of June 9, 2010, by and among Allscripts-Misys Healthcare Solutions, Inc., Eclipsys Corporation and Misys plc

10.5	Voting Agreement, dated as of June 9, 2010, by and among Misys plc and ValueAct Capital Master Fund L.P., with Allscripts-Misys Healthcare Solutions, Inc. and Eclipsys Corporation as third party beneficiaries

10.6	Extension and Amendment Agreement to the Shared Services Agreement, dated as of June 9, 2010, by and between Allscripts-Misys Healthcare Solutions, Inc. and Misys plc

99.1	Press release dated June 9, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLSCRIPTS-MISYS HEALTHCARE SOLUTIONS, INC.

Date: June 9, 2010	By:	/S/ WILLIAM J. DAVIS
William J. Davis
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated June 9, 2010, by and among Allscripts-Misys Healthcare Solutions, Inc., Arsenal Merger Corp. and Eclipsys Corporation

10.1	Framework Agreement, dated as of June 9, 2010, by and among Allscripts-Misys Healthcare Solutions, Inc. and Misys plc, with Eclipsys Corporation as a third party beneficiary

10.2	Commitment Letter from JPMorgan Chase Bank, N.A., dated as of June 9, 2010

10.3	Registration Rights Agreement, dated as of June 9, 2010, by and among Misys plc, Kapiti Limited, Act Sigmex Limited and Allscripts-Misys Healthcare Solutions, Inc.

10.4	Voting Agreement, dated as of June 9, 2010, by and among Allscripts-Misys Healthcare Solutions, Inc., Eclipsys Corporation and Misys plc

10.5	Voting Agreement, dated as of June 9, 2010, by and among Misys plc and ValueAct Capital Master Fund L.P., with Allscripts-Misys Healthcare Solutions, Inc. and Eclipsys Corporation as third party beneficiaries

10.6	Extension and Amendment Agreement to the Shared Services Agreement, dated as of June 9, 2010, by and between Allscripts-Misys Healthcare Solutions, Inc. and Misys plc

99.1	Press release dated June 9, 2010